Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen Investment Trust II
333-33607
811-8333


On June 11, 2012, under Conformed Submission
485BPOS, accession number, 0001193125-12-265996
Form N-1A was filed with the SEC and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-SAR.
This Form contained two new series for Nuveen
Investment Trust II:
Nuveen Santa Barbara Global Dividend Growth Fund and
Nuveen Santa Barbara International Dividend Growth Fund.

See the Prospectus for terms of the securities.